    As filed with the Securities and Exchange Commission on January 24, 2001

                                            Registration No. ___________________


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               __________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)

         Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan

--------------------------------------------------------------------------------
                            (Full Title of the Plan)

         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  610-481-4911
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed               Proposed
       Title of securities               Amount to be       maximum offering       maximum aggregate     Amount of
       to be registered                  registered         price per share        offering price        registration fee(1)
------------------------------------------------------------------------------------------------------------------------------
       Common Stock,
       par value $1
------------------------------------------------------------------------------------------------------------------------------
       2000 Fair Market Value Options       3,879,452                  $35.82        $138,961,970.64            $34,740.49
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
                                            3,879,452                                 138,961,970.64            $34,740.49
------------------------------------------------------------------------------------------------------------------------------

---------------------------
(1) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1997 Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-57023, 33-65117, 333-21145, 333-45239
333-71405 and 333-95317 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57023, 33-65117, 333-21145, 333-45239, 333-71405, and 333-95317 are incorporated herein by reference.


                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24.      Power of Attorney.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 24th day of January, 2001.

                                     AIR PRODUCTS AND CHEMICALS, INC.
                                     (Registrant)


                                     By:  /s/ W. Douglas Brown
                                        ----------------------------------------
                                          W. Douglas Brown*
                                          Senior Vice President, General Counsel
                                          and Secretary


--------------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                   Title                                    Date
                ---------                                   -----                                    ----
     /s/ John P. Jones III
---------------------------------
         John P. Jones III                 Director, Chairman of the Board,                   January 24, 2001
                                           President, and Chief Executive Officer
                                           (Principal Executive Officer)

     /s/ Leo J. Daley
---------------------------------
         Leo J. Daley                      Vice President - Finance and Controller            January 24, 2001
                                           (Principal Financial and Accounting
                                           Officer)

               *
---------------------------------
         Mario L. Baeza                    Director                                           January 24, 2001


               *
---------------------------------
         Tom H. Barrett                    Director                                           January 24, 2001


               *
---------------------------------
         L. Paul Bremer III                Director                                           January 24, 2001


               *
---------------------------------
         Robert Cizik                      Director                                           January 24, 2001


               *
---------------------------------
         Ursula F. Fairbairn               Director                                           January 24, 2001


               *
---------------------------------
         Edward E. Hagenlocker             Director                                           January 24, 2001


               *
---------------------------------
         James F. Hardymon                 Director                                           January 24, 2001

                Signature                                   Title                                    Date
                ---------                                   -----                                    ----


                 *
---------------------------------
         Joseph J. Kaminski                Director                                           January 24, 2001


                 *
---------------------------------
         Terry R. Lautenbach               Director                                           January 24, 2001


                 *
---------------------------------
         Charles H. Noski                  Director                                           January 24, 2001


                 *
---------------------------------
         Lawrason D. Thomas                Director                                           January 24, 2001

                                  EXHIBIT INDEX



       23.     Consent of Arthur Andersen LLP

       24.     Power of Attorney